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                                                                     EXHIBIT 8.3


              [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]



                                                October 29, 2002


Structured Assets Securities Corporation II
745 Seventh Avenue
New York, New York 10019

         Re: Structured Assets Securities Corporation II
             Registration Statement, Form S-3


Ladies and Gentlemen:

         We have acted as special tax counsel for Structured Assets Securities Corporation II, a Delaware corporation (the "COMPANY"), in connection with a registration statement on Form S-3 (the "REGISTRATION STATEMENT") relating to the proposed offering from time to time by one or more trusts in one or more series (each, a "SERIES") of mortgage pass-through certificates (the "CERTIFICATES"). The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement or other similar agreement or collection of agreements (each, an "AGREEMENT") among the Company, a trustee (the "TRUSTEE") and where appropriate, one or more servicers (each, a "SERVICER"), each to be identified in the prospectus supplement for such Series of Certificates. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

         We have examined copies of the Company's Restated Certificate of Incorporation, the Company's By-laws, each base prospectus (each a "PROSPECTUS") and forms of prospectus supplement (each a "PROSPECTUS SUPPLEMENT"), the forms of Certificates included in the applicable Agreements and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicer (where applicable) and any other party thereto for such Series of


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Structured Assets Securities Corporation II
October 29, 2002
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Certificates and will be duly executed and delivered by the Company, the
Trustee, the Servicer or Servicers and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Certificates will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Certificates will be sold as described in the Registration Statement.

         As special tax counsel to the Company, we will advise the Company with respect to material federal income tax aspects of the proposed issuance of each Series of Certificates pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Certificates that appear under the heading "Federal Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates multiple Series of Certificates with numerous different characteristics, you should be aware that the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates.

         This opinion pertains only to those Series of Certificates for which our firm is named as special counsel to the Company in the related Prospectus or Prospectus Supplement.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading " Federal Income Tax Consequences" in a Prospectus or "Federal Income Tax Consequences" in a Prospectus Supplement which forms a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP